Exhibit 99.1

FOR IMMEDIATE RELEASE

Boingo Wireless Appoints Three New Independent Directors

Reaches Agreement with Ides Capital, Who Agrees to Withdraw its Director Nominations

New Directors Further Strengthen and Diversify Board, Bringing Corporate Governance, Finance and Wireless Industry Expertise

Boingo Reaffirms Commitment to Executing on Strategic Business Plan to Drive Growth and Value

LOS ANGELES, Calif. — June 1, 2016 — Boingo Wireless (NASDAQ: WIFI) (the “Company”), the leading distributed antenna system (“DAS”) and Wi-Fi provider that serves consumers, carriers and advertisers worldwide, today announced that it has agreed to appoint three new independent directors, Maury Austin, David Cutrer and Kathleen Misunas, to the Company’s Board of Directors. Mr. Austin’s and Mr. Cutrer’s appointments will be effective immediately and Ms. Misunas will be appointed immediately following the 2016 Annual Meeting of Stockholders to be held on June 9, 2016. With the addition of these directors, Boingo’s Board will be expanded from six to nine directors, eight of whom will be independent.

In conjunction with today’s actions, the Company also announced that it has reached an agreement with Ides Capital Management LP (“Ides Capital”), who will withdraw its nomination of its director nominees at the 2016 Annual Meeting, and Legion Partners Asset Management, LLC (“Legion”). As part of this agreement, Legion and Ides Capital have committed to voting in favor of Boingo’s two director nominees, Charles Boesenberg and Terrell Jones, at the Company’s 2016 Annual Meeting and the Company’s nominees at the 2017 Annual Meeting. Legion and Ides Capital have also agreed to certain customary standstill and voting provisions through the 2017 Annual Meeting.

The candidates chosen by the Board of Directors were identified through the Board’s search process, which included an evaluation of independent candidates recommended by several significant stockholders, including two of Boingo’s largest long-term stockholders, as well as Legion. Mr. Austin will serve as a Class III director with a term expiring at the 2017 Annual Meeting of Stockholders. Mr. Cutrer will serve as a Class I director with a term expiring at the 2018 Annual Meeting of Stockholders. Ms. Misunas will serve as a Class II director with a term expiring at the 2019 Annual Meeting of Stockholders. As previously announced, Boingo has committed to seeking approval at the 2017 Annual Meeting of Stockholders to begin the declassification of the Boingo Board of Directors so that all directors are elected annually. Upon appointment, Mr. Austin will serve as a member of the Audit Committee, Mr. Cutrer will serve as a member of the Compensation Committee and Ms. Misunas will serve as a member of the Nominating and Corporate Governance Committee. Mr. Cutrer will also serve on a newly formed Steering Committee.

“We are pleased to welcome Maury, David and Kathy as new independent directors to the Boingo Board,” said David Hagan, Chairman and Chief Executive Officer of Boingo Wireless. “Maury, David and Kathy bring relevant perspectives and expertise in areas essential to our business, including finance, wireless, technology and corporate governance, and we look forward to benefiting from their insights. The addition of these three directors demonstrates our focus on continuing to evolve the experience and skills represented on the Board in order to best oversee the Company’s implementation of its strategic business plan. Looking ahead, we are confident that the management team, with the full support of the Board, including Maury, David, and Kathy, will continue to deliver high growth and high value for our stockholders.”

Dianne McKeever, Chief Investment Officer at Ides Capital, said, “We are pleased to have reached this collaborative solution with Boingo. We believe that Maury, David and Kathy represent valuable new additions to the Board, and will provide important fresh voices and perspectives as the Company seeks to realize its full potential for the benefit of all stockholders.”

About Maury Austin

Maury Austin has served as one of Extreme Networks directors since April 2012. Mr. Austin currently serves as a strategic advisor for technology-oriented businesses. Previously, he served on the Board of Directors at Sigma Designs. From March 2008 to December 2011, Mr. Austin served as Chief Financial Officer of MIPS Technologies, Inc., a publicly traded provider of processor architectures and cores for digital home, networking and mobile applications. He previously served as Chief Financial Officer for technology companies including Portal Software, Vicinity, Symmetricom, Southwall Technologies and Flashpoint. Mr. Austin also held executive management positions with Apple Computer, Inc., having served as Vice President and General Manager of its Imaging Business. Mr. Austin holds a B.S. in Business Administration (Finance & Marketing) from the University of California, Berkeley and an M.B.A. from Santa Clara University.

About David Cutrer

David Cutrer, Ph.D., currently serves as Chief Executive Officer of Kumu Networks, a wireless technology company innovating full-duplex wireless technology. Between 2012 and 2014, Mr. Cutrer was a consultant for primarily small cell infrastructure and software telecommunications companies. Previously, Mr. Cutrer served as Co-Founder and Chief Technology Officer of NextG Networks, Inc. from its founding in 2001 until 2012 when the company was sold to Crown Castle International Corp. From 1996 to 2001, Mr. Cutrer was co-founder and Vice President of Engineering of LGC Wireless Inc., one of the first infrastructure companies to pioneer distributed antenna systems (DAS) for in-building coverage and capacity. Mr. Cutrer holds a B.S. in Applied Physics from the California Institute of Technology and a Ph.D. in Electrical Engineering from the University of California, Berkeley.

About Kathleen Misunas

Kathy Misunas currently serves as an advisor and Board Director to various businesses, including as a board director at Tech Data Corp. Prior Director roles in both public and private companies include Travelocity.com, Canadian Tire Corporation, American Airlines Credit Union, Saturn Reservations Systems, ezRez Software, Imbot, and Genispace. She also acts as a principal of Essential Ideas, a consultancy specializing in the global travel & tourism, technology, and consumer e-retailing fields. Previously, Ms. Misunas served as the Chief Executive Officer of AirTreks, Inc., Chief Executive Officer and President of Brandwise LLC., and Chief Executive Officer of Reed Travel Group, formerly part of Reed Elsevier plc, a global publishing enterprise. She has also held positions of President and Chief Executive Officer of the SABRE Group (a division of AMR Corporation), Senior Vice-President of AMR/American Airlines, and Chief Information Officer of American Airlines, Inc. Ms. Misunas attended Moravian College and American University, and is a National Association of Corporate Directors Board Fellow.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include, among other statements, any statements regarding Boingo’s strategic plans, and operating results and the effectiveness of Boingo’s Board in overseeing the execution of Boingo’s strategic plans. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to maintain our existing and establish new relationships with venue partners, particularly key airport venue partners and military bases, our ability to maintain revenue growth and achieve profitability, our ability to execute on our strategic and business plans, our ability to successfully compete with new technologies and adapt to changes in the wireless industry, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2015 filed with the SEC on March 11, 2016 and Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 9, 2016. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Our vast footprint of small cell networks covers more than a million DAS and Wi-Fi locations and reaches more than 1 billion consumers annually - in places as varied as airports, stadiums, universities, and military bases. For more information about the Boingo story, visit www.boingo.com.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc.

Important Additional Information and Where to Find It

In connection with its solicitation of proxies for the 2016 Annual Meeting of Stockholders, Boingo Wireless, Inc. has filed with the SEC and mailed to stockholders a definitive proxy statement dated April 28, 2016 together with a WHITE proxy card. Boingo, its directors and its executive officers are deemed to be participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting. Information regarding the interests of such participants is included in the definitive proxy statement and other relevant documents filed and to be filed by the Company with the SEC in connection with the proxy solicitation. To the extent holdings of Boingo’s securities change from the amounts shown in the definitive proxy statement, such changes will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY BOINGO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may be able to obtain an additional copy of definitive proxy statement, any amendments or supplements thereto, the accompanying WHITE proxy card, and other documents filed by Boingo with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.boingo.com, by writing to the Company’s Corporate Secretary at Boingo Wireless, 10960 Wilshire Blvd., 23rd Floor, Los Angeles, California 90024, or by calling the Company’s Corporate Secretary at (310) 586-5180.

Contacts

BOINGO WIRELESS

PRESS:

Lauren de la Fuente,

Vice President, Marketing and Communications

ldelafuente@boingo.com

(310) 283-8488

INVESTORS:

Kimberly Orlando

Addo Communications

kimberlyo@addocommunications.com

(310) 829-5400

JOELE FRANK, WILKINSON BRIMMER KATCHER

Jed Repko / Arielle Rothstein

(415) 869-3950

or

Sharon Stern / Viveca Tress

(212) 355-4449

MACKENZIE PARTNERS, INC.

Paul Schulman / Dan Sullivan

(212) 929-5500